Exhibit 23.4

                        CONSENT OF EDWARDS & ANGELL, LLP


We hereby consent to the filing of our opinion as to the material United States federal income tax consequences of the Merger as Exhibit 8.2 to the registration statement on Form S-4 filed by Corning Incorporated with the Securities and Exchange Commission on March 17, 2000, as amended (the "Registration Statement"). We also consent to the reference to us in the proxy statement/prospectus included in the Registration Statement under the cation "Legal Matters."



/s/Edwards & Angell, LLP
---------------------------------
EDWARDS & ANGELL, LLP
April 6, 2000